                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                February 9, 2000



                         CRI HOTEL INCOME PARTNERS, L.P.
-------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
-------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


       33-11096                                   52-1500621
------------------------                --------------------------------
(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland                 20852
-----------------------------------------         ----------------------
(Address of principal executive offices)                (Zip Code)



                                 (301) 468-9200
-------------------------------------------------------------------------
                (Issuer's telephone number, including area code)

ITEM 5.   OTHER EVENTS
          ------------

     Information contained in this Form 8-K and Exhibit thereto may be considered forward looking. Actual results may differ materially from those described in the forward looking statements and will be affected by a variety of factors including national and local economic conditions, the general level of interest rates, governmental regulations affecting CRI Hotel Income Partners, L.P. (CHIPS) and interpretation of those regulations, the competitive environment in which CHIPS operates, and the availability of working capital.

     On February 2, 2000, the Managing General Partner of CHIPS determined that there was no cash available for distribution out of net cash flow produced from hotel operations during the fourth quarter of 1999. Further, it is not expected that there will be cash available for distribution out of net cash flow produced from hotel operations during the first quarter of 2000.

     Attached as Exhibit A is a copy of a letter to be sent on February 11, 2000 to all holders of Beneficial Assignee Certificates in CHIPS.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CRI HOTEL INCOME PARTNERS, L.P.
                         -----------------------------------------------
                         (Registrant)

                         by: CRICO Hotel Associates I, L.P.
                             -------------------------------------------
                             General Partner

                             by: C.R.I., Inc.
                                 ---------------------------------------
                                 its General Partner



February 9, 2000                 by: /s/ Michael J. Tuszka
-----------------                    -----------------------------------
DATE                                 Michael J. Tuszka
                                       Vice President
                                       and Chief Accounting Officer
                                       (Principal Financial Officer
                                       and Principal Accounting Officer)




































                                       -3-